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                                                                   EXHIBIT 10.67

                    SETTLEMENT AGREEMENT AND MUTUAL RELEASE

     The SETTLEMENT AGREEMENT AND MUTUAL RELEASE ("Agreement") is made and entered into this 8th day of July 2002, by and between RAPID RESPONSE DELIVERY, INC. a ("Rapid"), a Maryland corporation, and MED DIVERSIFIED, INC., a Nevada corporation, successor in interest to Prime Med Pharmacy Services, Inc. d/b/a Prime Med ("Med Diversified").

                                    RECITALS

A. Between January 2001 and October 2001, Med Diversified contracted with Rapid to transport and deliver by truck various medical supplies (the "Supplies") to and from Med Diversified offices to and from various locations in Maryland and/or the Mid-Atlantic region.

B. Rapid transported and delivered the Supplies in accordance with the parties' contract terms.

C. Rapid asserts that is owed $25,156.55, plus accrued interest on past due invoices owed by Med Diversified (the "Claim"), and Med Diversified asserts defenses to the Claim.

D. On May 10, 2002, Rapid filed a Complaint against Med Diversified in the District Court of Maryland for Baltimore County, docketed as Case No. 08040015998202 (the "Lawsuit"). The Lawsuit asks the court to enter judgment in the amount of $25,000 against Med Diversified.

E. Rapid and Med Diversified wish to resolve payment of the Claim and terminate and avoid the cost and uncertainty of the Lawsuit.

     NOW, THEREFORE, in consideration of the foregoing premises and of the mutual covenants herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                   AGREEMENT

1.   The Recitals are hereby incorporated by reference.

2. Med Diversified will pay Rapid a total of $25,000 (the "Payment") in full satisfaction of the Claim in the following manner, time being of the essence. On or before July 15, 2002, Med Diversified will pay Rapid $15,000. Commencing August 15, 2002 and continuing on or before the 15th day of each of the subsequent three months, Med Diversified will pay Rapid $2,500. All payments will be made payable to Rapid at the address listed below.

3. Provided that Med Diversified is not in default (as defined below), within ten days after Rapid's receipt of the $15,000 installment payment (that is due on or before July 15, 2002), Rapid will file with the District Court of Maryland for Baltimore County a notice of dismissal (in the form attached as Exhibit A) requesting that the court dismiss the Lawsuit initially without prejudice, and ultimately with prejudice, if Rapid fails to file an action to

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enforce, interpret, or apply this Agreement on or before December 31, 2002. In addition, Rapid agrees to take any further action required to dismiss the Lawsuit in accordance with the terms of this Agreement. Pending the dismissal of the Complaint, the parties have agreed to extend until August 5, 2002, the deadline for Med Diversified to file a notice of intention to defend against the Complaint.

4. Med Diversified will be in default under this Agreement if Med Diversified fails to: (a) make any installment or payment under this Agreement when due; and
(b) cure its nonpayment within the time frame set forth below.

5. If Med Diversified fails to make a payment by its due date, Rapid will send Med Diversified written notice of such nonpayment by facsimile and certified mail at the facsimile number and address listed below. Med Diversified will have ten days from the date such written notice is sent by certified mail in which to cure its nonpayment. If Med Diversified fails to cure its nonpayment by delivering the required installment payment to Rapid within such ten-day period, Med Diversified will be in default.

6. Upon default, the entire amount due under this Agreement will be automatically accelerated and due and owing. In addition, interest will begin to accrue on the total unpaid balance at the rate of 12% per annum from the date the defaulting payment was due.

7. The parties shall bear their own attorneys' fees and costs in connection with all matters leading up to this Agreement and concerning the Claim and Lawsuit. If any action is brought to enforce, interpret or apply this Agreement, the prevailing party shall be entitled to recover all of its legal fees and costs.

8. The acceptance by Rapid of partial payments or partial performance will not constitute a waiver of any default by Med Diversified. Any payments received after default shall be applied first to reasonable attorneys' fees and expenses incurred by Rapid, then to accrued but unpaid interest, and the balance, if any, to principal.

9. All notices under this Agreement must be in writing and will be deemed to have been duly given when sent by facsimile and certified mail to the following addresses:

     Rapid                                      Med Diversified
     -----                                      ---------------
     Colin Withers, President                   Alexander H. Bromley
     Rapid Response Delivery, Inc.              Med Diversified, Inc.
     6660 Security Boulevard, Suite 16          200 Brickstone Square, Suite 403
     Baltimore, MD 21207                        Andover, MA 01810
     Facsimile (410) 281-7053                   Facsimile (978) 656-9691

10. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and assigns.

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11.   Upon full receipt of the Payment, Rapid agrees to release and forever discharge Med Diversified from and acknowledge full accord and satisfaction of, any and all past, present or future claims, demands, obligations, actions, causes of action, damages, costs, expenses, compensation of any nature whatsoever, known or unknown, whether based on tort, contract, or other theory of recovery and whether for compensatory or punitive damages, including but not limited to the Claim and Lawsuit, arising prior to the date of this Agreement. If the full Payment is not made, or if any payment made under this Agreement becomes the subject of an avoidance action brought under the United States Bankruptcy Code or applicable non-bankruptcy law by Med Diversified (or any successor or assignee thereof, including a trustee or Committee), this release shall automatically become null and void ab initio regardless of whether such action or proceeding results in any recovery or avoidance.

12. Except for any actions to enforce, interpret, or apply this Agreement, Med Diversified hereby releases and forever discharges Rapid from and acknowledges full accord and satisfaction of, any and all past, present or future claims, demands, obligations, actions, causes of action, damages, costs, expenses, compensation of any nature whatsoever, known or unknown, whether based on tort, contract, of other theory of recovery and whether for compensatory or punitive damages, including but not limited to the Claim and Lawsuit, arising prior to the date of this Agreement.

13. Med Diversified consents to jurisdiction and venue in the Circuit and District Courts for the City or County of Baltimore, Maryland. Med Diversified expressly waives its right to a trial by jury in connection with any suit brought under this Agreement.

14. This Agreement contains the entire understanding and agreement of the parties. No amendments or modification of this Agreement shall be valid or binding upon the parties unless made in writing and signed by both parties.

15. In the event that any particular provision contained in this Agreement is determined to be invalid, whether in whole or in part, the remaining provisions hereof otherwise not invalid and any partially valid provision to the extent valid or enforceable shall continue in full force and effect.

16. This Agreement shall not be deemed an admission of liability, or of a violation of any applicable law, rule, regulation or order, of any kind.

17. This Agreement shall be interpreted and governed for all purposes, including but not limited to questions regarding its execution and validity, as well as questions regarding its performance, in accordance with the laws of the state of Maryland.

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      This Agreement may be signed in counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same instrument. IN WITNESS WHEREOF, the parties have executed this Agreement as of the date written above.

                                    MED DIVERSIFIED, INC.


                                    By: /s/ Alexander H. Bromley
-----------------------                ------------------------------------
Witness                                Alexander H. Bromley, Vice President
                                       and General Counsel


                                    RAPID RESPONSE DELIVERY, INC.


/s/ [ILLEGIBLE]                     By: /s/ Colin Withers
-----------------------                ----------------------------
Witness                                Colin Withers, President

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                                    EXHIBIT A

             IN THE DISTRICT COURT OF MARYLAND FOR BALTIMORE COUNTY

RAPID RESPONSE DELIVERY, INC.           |
                                        |
         Plaintiff,                     |
                                        |
     v.                                 |       Case No. 080400159982002
                                        |
PRIME MED PHARMACY SERVICES, INC.       |
d/b/a Prime Med, ET AL.                 |
                                        |
         Defendants.                    |
                                        |

                               NOTICE OF DISMISSAL

TO THE CLERK OF THE COURT:

     Pursuant to a Settlement Agreement and Mutual Release dated July ____, 2002 among the parties ("Settlement Agreement"), the Plaintiff, Rapid Response Delivery, Inc., by counsel, hereby dismisses its Complaint without prejudice. If the Plaintiff fails to file an action to enforce, interpret, or apply the Settlement Agreement on or before December 31, 2002, the dismissal of the Complaint will be with prejudice.

                                     PALEY, ROTHMAN, GOLDSTEIN
                                     ROSENBERG & COOPER, CHTD.


                                     By:
                                         -----------------------------------
                                         Alan D. Eisler
                                         4800 Hampden Lane, 7th Floor
                                         Bethesda, MD 20814
                                         (301) 951-9357
                                         Counsel for Plaintiff

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                             CERTIFICATE OF SERVICE

     I hereby certify that on this ____ day of _______________, 2002 copies of the Notice of Dismissal were sent by first class mail, postage prepaid, to:

                                     Michael B. Adlin, Esquire
                                     Manatt, Phelps & Phillips, LLP
                                     1501 M Street, N.W., Suite 700
                                     Washington, D.C. 20005-1702
                                     (Counsel for Defendants)

                                     Colin Withers, President
                                     Rapid Response Delivery, Inc.
                                     6660 Security Boulevard, Suite 16
                                     Baltimore, MD 21207


                                                 ------------------------
                                                 Alan D. Eisler

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